Exhibit 99.1

NEWS RELEASE

CONTACT:	Investor Relations	Corporate Communications
	435.634.3200	435.634.3553
	Investor.relations@skywest.com	corporate.communications@skywest.com

SkyWest to Receive $250 million

through Payroll Support Program 3 Under the

American Rescue Plan Act of 2021

ST. GEORGE, UTAH, April 23, 2021 – SkyWest, Inc. (NASDAQ: SKYW) (“SkyWest”) today announced that its wholly-owned subsidiary SkyWest Airlines has entered into a Payroll Support Program 3 Agreement with the U.S. Treasury Department to receive a total of approximately $250 million under the American Rescue Plan Act of 2021. SkyWest received half of the $250 million on April 23, 2021 and expects to receive the remaining funding during the second quarter of 2021. In consideration for the funding, approximately $45 million will be in the form of a ten-year, low interest unsecured term loan, and SkyWest will issue to the U.S. Treasury Department (“Treasury”) warrants to purchase approximately 78,317 shares of SkyWest common stock at a strike price of $57.47.

The funds received under this Payroll Support Program will be used to pay for the wages, salaries and benefits of thousands of SkyWest Airlines employees. This Program includes certain restrictions similar to the first two Payroll Support Programs, including limitations on involuntary terminations and furloughs through September 30, 2021, restrictions on the payment of dividends and the repurchase of shares through September 30, 2022, and certain limitations on executive compensation through April 1, 2023.

Additionally, SkyWest also announced it received an additional $35 million payroll support funding on April 23, 2021 from Treasury under the Payroll Support Program Extension agreement (“PSP 2”). In consideration for the additional funding under PSP 2, approximately $10 million will be in the form of a ten-year low interest unsecured term loan, and SkyWest will issue to Treasury warrants to purchase approximately 25,958 shares of SkyWest common stock at a strike price of $40.41.

About SkyWest

SkyWest, Inc. is the holding company for SkyWest Airlines and SkyWest Leasing, an aircraft leasing company. SkyWest Airlines has a fleet of nearly 500 aircraft connecting passengers to over 250 destinations throughout North America. SkyWest Airlines operates through partnerships with United Airlines, Delta Air Lines, American Airlines and Alaska Airlines carrying more than 21 million passengers in 2020 and 43 million passengers in 2019.

Forward Looking-Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “ forecasts,” “ expects,” “ intends,” “ believes,” “ anticipates,”“ estimates,” “ should,” “ likely” and similar expressions identify forward-looking statements. Such statements include, but are not limited to, statements about the expected timing and benefits of the American Rescue Plan Act of 2021 funding and other statements that are not historical facts. All forward-looking statements included in this release are made as of the date hereof and are based on information available to the Company as of such date. The Company assumes no obligation to update any forward-looking statements unless required by law. Readers should note that many factors could affect the future operating and financial results of the Company and the timing of certain events and could cause actual results to vary materially from those expressed in forward-looking statements set forth in this release. These factors include, but are not limited to, uncertainties regarding the impact of the American Rescue Plan Act of 2021 funding on the Company’s business and operations, and the consequences of the continuing COVID-19 outbreak to economic conditions, the travel industry and the Company’s major partners in general and the financial condition and operating results of the Company in particular. Risk factors, cautionary statements and other conditions which could cause the Company’s actual results to differ materially from management’s current expectations are contained in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

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